Exhibit 99.1

Contacts:

ACADIA Pharmaceuticals Inc.

Lisa Barthelemy, Director, Investor Relations

Thomas H. Aasen, Vice President and Chief Financial Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS

SECOND QUARTER 2009 FINANCIAL RESULTS

SAN DIEGO, CA August 5, 2009 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its unaudited financial results for the second quarter and six months ended June 30, 2009.

ACADIA reported a net loss of $12.7 million, or $0.34 per common share, for the second quarter of 2009 compared to a net loss of $18.3 million, or $0.49 per common share, for the second quarter of 2008. For the six months ended June 30, 2009, ACADIA reported a net loss of $27.7 million, or $0.75 per common share, compared to a net loss of $34.7 million, or $0.94 per common share, for the comparable period of 2008.

At June 30, 2009, ACADIA’s cash, cash equivalents, and investment securities totaled $66.2 million compared to $60.1 million at December 31, 2008. The increase in cash was primarily due to an upfront cash payment of $30 million received in May 2009 pursuant to ACADIA’s collaboration with Biovail, partially offset by cash used to fund operations.

“The second quarter of 2009 was highlighted by the formation of our collaboration with Biovail and continued progress in our Phase III program with pimavanserin, most notably the completion of enrollment in our first pivotal Phase III trial in patients with Parkinson’s disease psychosis,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer. “We remain on track to report top-line results from this Phase III trial during the third quarter, as we continue to advance our pipeline of novel treatments for patients suffering from CNS disorders.”

Revenues totaled $1.8 million for the second quarter of 2009 compared to $177,000 for the second quarter of 2008. The increase in revenues was primarily due to $1.4 million in initial revenues recognized under ACADIA’s collaboration with Biovail, which commenced in May 2009, as well as increased revenues from other agreements.

Research and development expenses totaled $12.0 million for the second quarter of 2009, including $283,000 in stock-based compensation, compared to $16.0 million for the second quarter of 2008, including $380,000 in stock-based compensation. The decrease in research and development expenses was primarily due to $3.5 million in decreased personnel and other costs associated with ACADIA’s research and development organization, following a restructuring in August 2008, and lower external service costs. External service costs totaled $8.4 million for the second quarter of 2009 and were primarily comprised of development costs for pimavanserin.

General and administrative expenses totaled $2.7 million for the second quarter of 2009, including $333,000 in stock-based compensation, compared to $3.2 million for the second quarter of 2008, including $431,000 in stock-based compensation. The decrease in general and administrative expenses was primarily due to decreased personnel and other administrative costs following the restructuring, offset in part by increased external service costs.

Net interest income decreased to $93,000 for the second quarter of 2009 from $756,000 in the comparable quarter of 2008 due to decreased yields on ACADIA’s investment security portfolio and lower average levels of cash and investment securities.

ACADIA continues to anticipate that its cash, cash equivalents and investment securities will be greater than $40 million at December 31, 2009, and that the Company’s existing cash resources and payments from its collaborations will be sufficient to fund its operations at least into the first half of 2011.

Second Quarter 2009 Highlights

•

ACADIA completed enrollment in the first pivotal Phase III trial of pimavanserin in patients with Parkinson’s disease psychosis (PDP) in May 2009. ACADIA expects to report top-line results from this trial in the third quarter of 2009.

•

ACADIA continues to enroll patients in the second pivotal Phase III trial of pimavanserin in patients with PDP. ACADIA also continues to conduct an open-label safety extension study pursuant to which eligible patients who have completed either of the two pivotal Phase III trials have the opportunity to enroll if, in the opinion of the physician, the patient may benefit from continued treatment with pimavanserin.

•

ACADIA established a collaboration with Biovail Laboratories International SRL to co-develop and commercialize pimavanserin for neurological and psychiatric indications, including PDP and Alzheimer’s disease psychosis (ADP), in the United States and Canada.

•	ACADIA extended the term of its discovery alliance with Allergan for one additional year through March 2010. Joint research efforts are focused in ophthalmic indications.

Conference Call and Webcast Information

ACADIA management will review its second quarter results and development programs via conference call and webcast today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-831-6234 for participants in the U.S. or Canada and 617-213-8854 for international callers (reference passcode 31522932). A telephone replay of the conference call may be accessed through August 19, 2009 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 97036682). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until August 19, 2009.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA is currently developing a portfolio consisting of its five most advanced product candidates including pimavanserin, which is in Phase III development for Parkinson’s disease psychosis in collaboration with

Biovail. In addition to pimavanserin, ACADIA has a product candidate in Phase II for chronic pain and a product candidate in Phase I for glaucoma, both in collaboration with Allergan, as well as two programs in IND-track development. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs (collectively referred to as its pipeline) either alone or with a partner, including clinical trials and the results therefrom, and the benefits to be derived from ACADIA’s product candidates, in each case including pimavanserin, potential payments under its collaboration agreements, its future cash position and the length of its cash runway. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of further trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2008 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Collaborative revenues	$1,820	$177	$2,194	$983

Operating expenses
Research and development (includes stock-based compensation of $283, $380, $504 and $795, respectively)	11,979	16,036	24,533	31,207
General and administrative (includes stock-based compensation of $333, $431, $687 and $852, respectively)	2,662	3,184	5,649	6,454

Total operating expenses	14,641	19,220	30,182	37,661

Loss from operations	(12,821)	(19,043)	(27,988)	(36,678)
Interest income (expense), net	93	756	260	2,011

Net loss	$(12,728)	$(18,287)	$(27,728)	$(34,667)

Net loss per common share, basic and diluted	$(0.34)	$(0.49)	$(0.75)	$(0.94)

Weighted average common shares outstanding, basic and diluted	37,220	37,102	37,200	37,077

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June 30, 2009	December 31, 2008(1)
Assets
Cash, cash equivalents, and investment securities	$66,152	$60,083
Prepaid expenses, receivables and other current assets	2,062	2,299

Total current assets	68,214	62,382
Property and equipment, net	1,657	2,103
Other assets	192	192

Total assets	$70,063	$64,677

Liabilities and Stockholders’ Equity
Current liabilities	20,936	11,051
Long-term liabilities	22,714	634
Stockholders’ equity	26,413	52,992

Total liabilities and stockholders’ equity	$70,063	$64,677

(1)	The condensed consolidated balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.